Exhibit 99.(j)(12)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 33-87498on Form N-1A of Vintage Mutual Funds, Inc. of our reports dated May 17, 2004, appearing in the respective Annual Reports of Portfolios:  Government Assets Fund, Institutional Reserves Fund, Liquid Assets Fund, Municipal Assets Fund, Vintage Limited Term Bond Fund, Vintage Bond Fund, Vintage Municipal Bond Fund, Vintage Balanced Fund, Vintage Equity Fund, and Vintage Growth Fund for the year ended March 31, 2004, in the Statement of Additional Information, which is part of this Registration Statement.  We also consent to the reference to us under the caption “Other Service Providers” in such Statement of Additional Information and to the reference to us under the caption “Financial Highlights” in the Prospectuses, which are also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
July 26, 2004